EQUITABLE OF IOWA COMPANIES
                Consolidated Net Income Per Share Computation

                                                                     Exhibit 11

                                Three Months Ended         Nine Months Ended
                                   September 30,             September 30,
                             ___________  ___________  ___________  ___________
                                1996         1995         1996         1995
                             ___________  ___________  ___________  ___________
                             (Dollars in thousands, except per share data)
Primary:
  Net income                    $31,695      $26,840      $93,672      $77,254
                             ===========  ===========  ===========  ===========
  Average shares
   outstanding               31,935,891   31,731,063   31,880,469   31,690,934
                             ===========  ===========  ===========  ===========
  Net income per share            $0.99        $0.85        $2.94        $2.44
                             ===========  ===========  ===========  ===========

Fully diluted:
  Net income                    $31,695      $26,840      $93,672      $77,254
                             ===========  ===========  ===========  ===========

  Average shares
   outstanding               31,935,891   31,731,063   31,880,469   31,690,934

  Add:  Net effect of dilutive
     stock options - based on
     the treasury stock method
     using period-end market
     price, if higher than
     average market price       459,612      446,888      484,791      423,539
                             ___________  ___________  ___________  ___________
        Total                32,395,503   32,177,951   32,365,260   32,114,473
                             ===========  ===========  ===========  ===========
  Net income per share            $0.98        $0.83        $2.89        $2.41
                             ===========  ===========  ===========  ===========

Note: This computation is required by Regulation S-K Item 601 and is filed as an Exhibit under 6(a) of Form 10-Q. Fully diluted earnings per share calculated above has not been presented on the face of the company's Consolidated Statements of Income because dilution is less than three percent and, therefore, presentation is not required by Accounting Principles Board Opinion No. 15.